UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 9, 2024

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
50 Enterprise Center, Middletown, RI 02842
(Address of Principal Executive Offices) (Zip Code)

(401) 847-3327
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
The Nasdaq Stock Market LLC
Common Stock, par value $0.01 per share	KVHI	(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities

On February 9, 2024, the Board of Directors of KVH Industries, Inc. (the “Company”) voted to implement a staged wind down of the Company’s manufacturing activities at its facility in Middletown, Rhode Island. The Board made this determination following a strategic review of the Company’s manufacturing operations, driven by reduced demand for the Company’s hardware products in the face of intensifying competition during the third and fourth quarters of 2023. The Board concluded that the Company should discontinue its capital-intensive manufacturing activities and concentrate its efforts on growing sales of its multi-orbit, multi-channel, integrated communications solutions, which in recent years have constituted the largest portion of the Company’s overall revenues.

The Company expects that it will continue its product manufacturing activities for approximately four months in order to generate a targeted amount of inventory of maritime satellite connectivity and satellite television terminals to meet anticipated demand and that it will cease substantially all manufacturing activity at the Middletown facility by the end of the second quarter of 2024. The Company expects to continue to facilitate customer transition to third-party hardware products compatible with the Company’s mobile satellite communications services. The Company also plans to continue to conduct maintenance, service, warehousing, shipping and receiving activities at the Middletown location.

As part of the restructuring, the Company expects to reduce its headcount by approximately 75 employees, or approximately 20% of its total workforce. Approximately one-third of the employee terminations will take place by mid-March, and the remaining terminations are expected to be completed by the end of the second quarter of 2024. The Company expects to incur aggregate severance charges of approximately $3.3 million, consisting of approximately $3.0 million of cash charges and approximately $0.3 million of non-cash charges arising from pre-existing contractual obligations to accelerate vesting of certain outstanding equity compensation awards.

This report contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding, among other things, the wind-down of the Company’s manufacturing operations, the timing of the wind-down, the future use of the Company’s Middletown facility, the size and timing of the related reduction-in-force, the estimated size and timing of the financial impact of the wind-down and reduction-in-force and the anticipated impact of the wind-down on the remainder of the Company’s business. Actual results could differ materially from the forward-looking statements made in this report. Factors that might cause these differences include, but are not limited to, unanticipated obstacles to implementation of the wind-down, unanticipated costs and expenses arising from the wind-down, unanticipated effects of the wind-down on the Company’s ongoing business, the risks associated with increased customer reliance on third-party hardware, the lack of future product differentiation, new service offerings from hardware providers, the potential loss of additional employees, the uncertain impact of increasing competition, particularly from low earth orbit service providers and other emerging connectivity services, potential customer delays in selecting our services, and the uncertain impact of continuing industry consolidation. These and other risk factors are discussed in more detail in the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2023, and its Quarterly Report on Form 10-Q filed with the SEC on November 9, 2023. The Company does not assume any obligation to update these forward-looking statements to reflect new information and developments.

Item 2.06    Material Impairments

The information in Item 2.05 of this report is incorporated by reference in this Item 2.06.

After commencing the preparation of the Company’s financial statements for the year ended December 31, 2023, and as a result of the reduced demand for the Company’s hardware products, the Company determined that it should increase its non-cash provision for excess or obsolete inventory, including excess raw materials. The Company currently estimates that the increase will range between $4 million and $6 million. In addition, the Company expects to record a charge of approximately $1.9 million related to the write-off of capitalized costs and remaining contract costs related to the discontinuation of a project for implementing a new manufacturing-centric accounting system.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2024, as part of the restructuring, the Board of Directors of the Company voted to appoint Anthony Pike to serve as the Company’s chief financial officer, effective April 1, 2024. Mr. Pike will succeed Roger A. Kuebel, whose last day in that position is anticipated to be March 31, 2024. Mr. Kuebel is expected to remain available to the Company through April 12, 2024 to ensure a smooth transition. As chief financial officer, Mr. Pike will also assume Mr. Kuebel’s role as the Company’s principal accounting officer.

Mr. Pike, age 38, has served as the Company’s vice president finance and corporate controller, with responsibility for the Company’s overall financial reporting function, since January 2023. Before that, he served as the Company’s vice president, finance & operations EMEA/APAC, starting in March 2021. In that role, Mr. Pike was responsible for all financial aspects of the Company’s non-US subsidiaries, as well as the operations of the Company’s Media Group businesses. Mr. Pike served as the Company’s senior director of finance from September 2019 to March 2021, the Company’s finance director, KVH Media Group & Videotel, from July 2016 to September 2019 and the Company’s financial controller, KVH Media Group & Videotel, from August 2014 to September 2019. Before joining the Company, Mr. Pike was the General Ledger Regional Lead – Northern Europe, for Univar Solutions LLC (NYSE: UNVR), a leading chemical distribution company, from April 2010 to August 2014. Mr. Pike also previously worked as an audit senior at the accounting firm Garbutt & Elliott LLP from 2004 to 2010. He received his ACA qualification from the Institute of Chartered Accountants in England & Wales in 2009.

Mr. Pike has participated in the same executive compensation plans and programs as Mr. Kuebel, including the Company’s annual cash-based incentive compensation program and receipt of stock options and restricted stock awards under the Company’s Amended and Restated 2016 Equity and Incentive Plan. Mr. Pike is eligible to participate in any offerings under the Company’s Amended and Restated 1996 Employee Stock Purchase Plan. Effective upon his appointment as chief financial officer, Mr. Pike’s annual base salary will increase to $275,000, and his target incentive bonus under the Company’s annual cash-based incentive compensation program will increase to 40% of his annual base salary. For more information regarding these executive compensation plans and programs, see the Company’s proxy statement dated as of April 28, 2023 under the heading “Compensation of Directors and Executive Officers – Executive Compensation”. Mr. Pike does not have an employment agreement with the Company.

Also on February 9, 2024, as part of the restructuring, the Board of Directors terminated the employment of Robert Balog, the Company’s Chief Operating Officer. Mr. Balog’s last day with the Company is expected to be April 12, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: February 13, 2024	By:	/s/ Roger A. Kuebel
Roger A. Kuebel
Chief Financial Officer